Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of WPP Group plc on Form F-4 of our report dated 10 May 2004, except for notes 28 and 29, as to which the date is September 21, 2004, appearing in the Report of Foreign Private Issuer on Form 6-K of WPP Group plc dated 22 October, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    Deloitte & Touche LLP

Deloitte & Touche LLP

London, England

22 October 2004